UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of report (Date of earliest event reported)  December 12, 2012

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

                  000-53981                                                                 20-8610073

                  (Commission File Number)                              (IRS Employer Identification No.)

 19111 North Dallas Parkway, Suite 200

Dallas, TX                                                                            75287

(Address of principal executive offices)                                                        (Zip Code)

(972) 695-4776

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On December 12, 2012, Blue Calypso, Inc. (the “Company”) entered into a financial advisory agreement (the “Agreement”) with Omni View Capital LLC (“Omni View”), pursuant to which Omni View agreed to provide certain financial advisory services to the Company for a term of one year. The services to be provided under the agreement include, but are not limited to: assistance in capital raising, valuation analysis, research, assistance in uplisting to a national securities exchange, assistance in the identification of Board of Director candidates, assistance in client acquisition and business development, and transaction negotiation and execution.

As consideration for the services to be provided under the Agreement, the Company will issue to Omni View 500,000 shares of common stock. As further compensation for the services rendered by Omni View under this Agreement, (i) upon closing of capital raising transactions which in the aggregate generate at least $4 million in net proceeds to the Company and (ii) completion of an uplisting of the Company’s common stock to a national securities exchange, provided that both events (i) and (ii) occur during the term of the Agreement, the Company shall issue to Omni View a number of restricted shares of the Company’s common stock which, giving effect to such issuance, shall equal 4.9% of the shares of the Company’s common stock on a fully diluted basis giving effect to the issuance of such compensatory shares.

The securities will be issued to Omni View in accordance with the terms of the Agreement without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder without payment of commissions to any person. The securities, when issued in accordance with the Agreement, may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

Item 3.02        Unregistered Sale of Equity Securities.

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

99.1     Financial Advisory Agreement by and between Blue Calypso, Inc. and Omni View Capital LLC dated December 12, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CALYPSO, INC.

Date:  December 12, 2012                                          By: /s/ David Polster

                                                                                         David Polster

                                                                                         Chief Financial Officer